Upper Call Option Transaction

February 28, 2008

THE SECURITIES REPRESENTED HEREBY (THE “OPTIONS”) WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE OPTIONS MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.

To:	TXCO Resources, Inc. 777 E. Sonterra Blvd., Suite 350 San Antonio, TX 78258 Attention: James E. Sigmon, President

From:	Capital Ventures International By: Heights Capital Management, Inc., Its Authorized Agent 101 California Street, Suite 3250 San Francisco, CA 94111 Attention: Martin Kobinger

Ladies and Gentlemen:

The purpose of this agreement (this “Confirmation”) is to confirm the terms and conditions of the above-referenced transaction entered into on the Trade Date specified below (the “Transaction”) between Capital Ventures International (“Party A”) and TXCO Resources, Inc. (“Party B”). This communication constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

1.
This Confirmation is subject to, and incorporates, the definitions and provisions of the 2000 ISDA Definitions (including the Annex thereto) (the “2000 Definitions”) and the definitions and provisions of the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions” and, together with the 2000 Definitions, the “Definitions”), in each case as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). In the event of any inconsistency between the 2000 Definitions and the Equity Definitions, the Equity Definitions will govern.

This Confirmation evidences a complete and binding agreement between Party A and Party B as to the terms of the Transaction to which this Confirmation relates. This Confirmation shall be subject to an agreement (the “Agreement”) in the form of the 2002 ISDA Master Agreement (the “ISDA Form”) as if Party A and Party B had executed an agreement in such form (without any Schedule but with the elections set forth in this Confirmation, it being understood the “Cross-Default” shall not apply to this Transaction). For the avoidance of doubt, the Transaction shall be the only transaction under the Agreement.

All provisions contained in, or incorporated by reference to, the Agreement will govern this Confirmation except as expressly modified herein. In the event of any inconsistency between this Confirmation and either the Definitions or the Agreement, this Confirmation shall govern.

UPPER CALL OPTION TRANSACTION

2.	The general terms relating to the Transaction are as follows:

Option Style:	European

Option Seller:	Party B

Option Buyer:	Party A

Strike Price:	$21.71

Trade Date:	February 28, 2008

Effective Date:	March 4, 2008, subject to Section 8(o) hereof

Option Type:	Call

Components:
The Transaction will be divided into individual Components, each with the terms set forth in this Confirmation, and, in particular, with the Number of Options and Expiration Dates set forth in this Confirmation. The payments and deliveries to be made upon settlement of the Transaction will be determined separately for each Component as if each Component were a separate Transaction under the Agreement. To the extent that Party A reasonably concludes that it is desirable for purposes of Party A staying under 9.9% “beneficial ownership” (within the meaning of the Exchange Act and the rules promulgated thereunder) of Shares, Party A may increase the number of Components and change the Number of Options and Expiration Dates of the Components so long as (i) the average Expiration Date of all Components remains February 28, 2014, and (ii) the aggregate Number of Options with respect to all Components remains the same.

Issuer:	TXCO Resources, Inc.

Shares:	The shares of common stock of the Issuer, par value $0.01 per Share (Ticker Symbol: TXCO).

Number of Options:	For each Component, as provided in Annex A to this Confirmation.

Option Entitlement:	One Share per Option

Market Disruption Event:
Section 6.3(a) of the Equity Definitions is hereby amended by replacing clause (ii) thereof in its entirety with the following: “(ii) an Exchange Disruption, or” and inserting immediately following clause (iii) thereof the following: “; in each case that the Calculation Agent reasonably determines is material.”

UPPER CALL OPTION TRANSACTION

Relevant Price:	VWAP Price

VWAP Price:
The “Volume Weighted Average Price” per Share on such day, as displayed on Bloomberg Page “TXCO UQ<equity>AQR” (or any successor thereto) for the Issuer with respect to the period from 9:30 a.m. to 4:00 p.m. (New York City time) on such day, as determined by the Calculation Agent. If no price at such time is available, or there is a Market Disruption Event on such Expiration Date, the Calculation Agent shall determine the VWAP Price in a commercially reasonable manner.

Premium:	$4,841,783.64

Premium Payment Date:	Effective Date.

Exchange:	The Nasdaq Global Market

Related Exchange:	Any exchange on which options or futures on the relevant Shares are traded.

Clearance System:	DTC

Calculation Agent:	Party A. Whenever the Calculation Agent acts or makes a determination, it will do so in good faith and in a commercially reasonable manner consistent with its obligations under the Equity Definitions.

Procedures for Exercise:

In respect of each Component:

Expiration Time:	The close of trading on the Exchange

Expiration Date:
Each of the ten (10) consecutive Scheduled Trading Days occurring immediately prior to the Component Expiration Date, provided that if any Expiration Date shall not be an Exchange Business Day, such Expiration Date shall be postponed to the immediately succeeding Exchange Business Day and the corresponding Expiration Date for each subsequent Daily Number of Options shall be moved back an equal number of Exchange Business Days reflecting such postponement.

Component Expiration Date:	The Component Expiration Date provided in Annex A to this Confirmation.

Daily Number of Options:	One-tenth the Number of Options provided in Annex A to this Confirmation with respect to each Component.

UPPER CALL OPTION TRANSACTION

Automatic Exercise:	Applicable.

Settlement Terms:

Settlement Method Election:
Applicable; provided that (i) any such election shall apply to all Exercise Dates (in accordance with the terms below) and may be for Cash Settlement or Net Share Settlement; (ii) references to “Physical Settlement” in Section 7.1 of the Equity Definitions shall be replaced by references to “Net Share Settlement”; (iii) Party B may elect Cash Settlement only if Party B represents and warrants to Party A in writing on the date of such election that, as of such date, Party B is not aware of any material nonpublic information concerning itself or the Shares and is electing Cash Settlement in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws; and (iv) any election of settlement method shall apply to all Components. At any time prior to making a Settlement Method Election, Party B may, without the consent of Party A, amend this Confirmation by notice to Party A to eliminate Party B’s right to elect Cash Settlement.

Electing Party:	Party B

Settlement Method Election Date:	The thirtieth (30th) Scheduled Trading Day immediately preceding the first Expiration Date.

Default Settlement Method:	Net Share Settlement

Settlement Date:	For the Daily Number of Options exercised or deemed exercised on each Expiration Date prior to the Component Expiration Date, the third Exchange Business Day following the Component Expiration Date.

Cash Settlement:
If Cash Settlement applies, then, notwithstanding any contrary terms of Article 8 of the Equity Definitions, for any Daily Number of Options exercised or deemed exercised on any Expiration Date, Party B shall pay, on the Settlement Date, the Cash Settlement Amount to Party A. The Cash Settlement Amount shall be determined as follows:

(i) If the Settlement Price is less than or equal to the Strike Price, then the Cash Settlement Amount shall equal zero.

(ii) If the Settlement Price is greater than the Strike Price, then the Cash Settlement Amount shall equal the product of (x) the Daily Number of Options, (y) the Option Entitlement and (z) the Settlement Price minus the Strike Price.

UPPER CALL OPTION TRANSACTION

Net Share Settlement:	On a Settlement Date, Party B shall deliver to Party A a number of Shares equal to the Number of Shares to be Delivered and will pay to Party A the Fractional Share Amount, if any.

Number of Shares to be Delivered:	The Cash Settlement Amount (determined as if Cash Settlement were applicable) divided by the Settlement Price, rounded down to the nearest whole number.

Cash Settlement Payment Date:	For all Daily Number of Options exercised or deemed exercised on each Expiration Date, the third Exchange Business Day following the Component Expiration Date.

Settlement Currency:	USD

Settlement Price:
For any Daily Number of Options, the VWAP Price of the Shares on the relevant Expiration Date determined by Calculation Agent at the Expiration Time on the relevant Expiration Date for such Daily Number of Options. If no price at such time is available, or there is a Market Disruption Event on such Expiration Date, the Calculation Agent shall determine the Settlement Price in a commercially reasonable manner.

Failure to Deliver:	Applicable

Other Applicable Provisions:
To the extent Party B is obligated to deliver Shares hereunder, the provisions of Sections 9.1(c), 9.8, 9.9, 9.10, 9.11 (except that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws as a result of the fact that Party B is the issuer of the Shares) and 9.12 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction.

Adjustments:

Method of Adjustment:	Calculation Agent Adjustment

Extraordinary Dividend:
Any dividend or distribution that has an ex-dividend date occurring on or after the Trade Date and on or prior to the date on which Party B satisfies all of its delivery obligations hereunder; provided that no regular or periodic dividend on any of Party B’s outstanding preferred stock (including the Preferred Shares) shall be an Extraordinary Dividend.

UPPER CALL OPTION TRANSACTION

Extraordinary Events:

Consequences of Merger Events and Tender Offers:

(a) Share-for-Share:	Modified Calculation Agent Adjustment, or at Party A’s election, Cancellation and Payment (Calculation Agent Determination)

(b) Share-for-Other:	Cancellation and Payment (Calculation Agent Determination)

(c) Share-for-Combined:	Component Adjustment, or at Party A’s election, Cancellation and Payment (Calculation Agent Determination)

Tender Offer:	Applicable

Nationalization, Insolvency or Delisting:	Cancellation and Payment (Calculation Agent Determination)

Additional Disruption Events:

(a) Change in Law:
Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “or announcement or statement of the formal or informal interpretation” and (ii) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date”.

(b) Failure to Deliver	Applicable

(c) Insolvency Filing:	Applicable

(d) Hedging Disruption:	Applicable

(e) Increased Cost of Hedging:	Applicable

(f) Loss of Stock Borrow:	Applicable

Maximum Stock Loan Rate:	5%

Hedging Party:	Party A for all applicable Additional Disruption Events

Determining Party:	Party A for all applicable Additional Disruption Events

Non-Reliance:	Applicable

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

UPPER CALL OPTION TRANSACTION

Additional Termination Events:
Applicable. The following will constitute an Additional Termination Event:
(a)   Party B shall send Party A an Early Exercise Notice under the terms of the lower call option Transaction entered into herewith, and the sole Affected Party will be Party B.

Additional Termination at Party B election:
Party B may elect at any time with advance written notice of thirty (30) Scheduled Trading Days to early terminate this Transaction; provided that that termination amount shall be determined by Calculation Agent in accordance with Section 6(e) of the Agreement where Party B is the sole affected party, and such amount shall be paid in cash on the scheduled termination date.

3.	Account Details:

Party A Payment Instructions:

To be provided by Party A.

Party B Payment Instructions:

To be provided by Party B.

4.	Offices:

The Office of Party A for the Transaction is:

Capital Ventures International
C/O Heights Capital Management, Inc.
101 California Street, Suite 3250
San Francisco, CA 94111

The Office of Party B for the Transaction is:

TXCO Resources, Inc.
777 E. Sonterra Blvd., Suite 350
San Antonio, TX 78258

5.	Notices: For purposes of this Confirmation:

(a)	Address for notices or communications to Party B:

To:	TXCO Resources Inc.
777 E. Sonterra Blvd., Suite 350
San Antonio, TX 78258
Attn:
Telephone:
Facsimile:

UPPER CALL OPTION TRANSACTION

(b)	Address for notices or communications to Party A:

To:	Capital Ventures International
C/O Heights Capital Management, Inc.
101 California Street, Suite 3250
San Francisco, CA 94111
Attention: Martin Kobinger
Telephone: (415) 403-6500
Facsimile: (415) 403-6525

with a copy to:

Paul, Hastings, Janofsky & Walker LLP
1117 S. California 94304-1106
Attention: Robert Claassen
Telephone: (650) 320-1884
Facsimile: (650) 320-1900

6.
If any of the transactions contemplated by the Securities Purchase Agreement dated as of February 28, 2008 (the “Purchase Agreement”) among Party B and each of the Buyers specified therein relating to the sale of shares of Perpetual Convertible Preferred Stock (the “Preferred Shares”) of Party B, shall fail to close on the date specified therein for any reason, or any subsequent date allowed thereunder for postponements permitted under the terms thereof, the entirety of this Transaction shall terminate automatically and Party B shall be the sole Affected Party and this Transaction shall be the sole Affected Transaction and such termination shall be treated as an Additional Termination Event. For purposes of determining Loss in relation to any Additional Termination Events or otherwise, it shall be assumed that all conditions to the exercise of these Options have occurred.

UPPER CALL OPTION TRANSACTION

7.	Additional agreements, representations, warranties and covenants:

(a)	In addition to the representations and warranties in the Agreement and those contained elsewhere herein, Party B represents and warrants to and for the benefit of, and agrees with, Party A as follows:

(i) In relation to the Transaction, Party B acknowledges its responsibilities under applicable federal securities laws, including without limitation Rule 10b-5 under the Exchange Act. Party B represents and warrants on the Trade Date, (A) none of Party B and its officers and directors is aware of any material nonpublic information regarding Party B or the Shares and (b) all reports and other documents filed by Party B with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) when considered as a whole (with the more recent such reports and documents deemed to amend inconsistent statements contained in any earlier such reports and documents), do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(ii) Prior to the Trade Date, Party B shall deliver to Party A a resolution of Party B’s board of directors authorizing the Transaction and such other certificate or certificates as Party A shall reasonably request.

(iii) Party B is not entering into this Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act.

(iv) Party B is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(v) On any Expiration Date, Party B shall not, and shall cause its affiliates and affiliated purchasers (each as defined in Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) not to, directly or indirectly (including, without limitation, by means of any cash-settled or other derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any Shares (or an equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable or exercisable for Shares, except through Party A.

(vi) On the Trade Date (A) the assets of Party B at their fair valuation exceed the liabilities of Party B, including contingent liabilities, (B) the capital of Party B is adequate to conduct the business of Party B and (C) Party B has the ability to pay its debts and obligations as such debts mature and does not intend to, or does not believe that it will, incur debt beyond its ability to pay as such debts mature.

(vii) On the Effective Date, the Shares or securities that are convertible into, or exchangeable or exercisable for Shares, are not subject to a “restricted period,” as such term is defined in Regulation M (“Regulation M”) under the Exchange Act.

(viii) Any Shares, when issued and delivered in a Net Share Settlement of the Options or a Share Termination Alternative settlement in accordance with the terms of this Confirmation, will be duly authorized and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or similar rights.

(b)	Each of Party A and Party B agrees and represents that it is an “eligible contract participant” as defined in Section 1a(12) of the U.S. Commodity Exchange Act, as amended.

UPPER CALL OPTION TRANSACTION

(c)
Each of Party A and Party B acknowledges that the offer and sale of the Transaction to it is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(2) thereof. Accordingly, Party A represents and warrants to Party B that (i) it has the financial ability to bear the economic risk of its investment in the Transaction and is able to bear a total loss of its investment, (ii) it is an “accredited investor” as that term is defined in Regulation D as promulgated under the Securities Act, (iii) it is entering into the Transaction for its own account and without a view to the distribution or resale thereof, and (iv) the assignment, transfer or other disposition of the Transaction has not been and will not be registered under the Securities Act and is restricted under this Confirmation, the Securities Act and state securities laws.

(d)
The parties hereto further agree and acknowledge (A) that this Confirmation is (i) a “securities contract,” as such term is defined in Section 741(7) of the Title 11 of the United States Code (the “Bankruptcy Code”), with respect to which each payment and delivery hereunder is a “settlement payment,” as such term is defined in Section 741(8) of the Bankruptcy Code, and (ii) a “swap agreement,” as such term is defined in Section 101(53B) of the Bankruptcy Code, with respect to which each payment and delivery hereunder is a “transfer,” as such term is defined in Section 101(54) of the Bankruptcy Code, and (B) that Party A is entitled to the protections afforded by, among other sections, Sections 362(b)(6), 362(b)(17), 546(e), 546(g), 555 and 560 of the Bankruptcy Code.

8.	Other Provisions:

(a)
Alternative Calculations and Payment on Early Termination and on Certain Extraordinary Events. If Party B shall owe Party A any amount pursuant to Section 12.2, 12.3, 12.6, 12.7 or 12.9 of the Equity Definitions (except in the event of an Insolvency, a Nationalization, a Tender Offer or a Merger Event, in each case, in which the consideration or proceeds to be paid to holders of Shares consists solely of cash) or pursuant to Section 6(d)(ii) of the Agreement (except in the event of an Event of Default in which Party B is the Defaulting Party or a Termination Event in which Party B is the Affected Party, that resulted from an event or events within Party B’s control) (a “Payment Obligation”), Party B shall have the right, in its sole discretion, to satisfy any such Payment Obligation by the Share Termination Alternative (as defined below) by giving irrevocable telephonic notice to Party A, confirmed in writing within one Scheduled Trading Day, between the hours of 9:00 AM and 12:00 PM, New York City time, on the relevant Merger Date, Tender Offer Date, Announcement Date or Early Termination Date, as applicable (“Notice of Share Termination”). Upon such Notice of Share Termination, the following provisions shall apply on the Scheduled Trading Day immediately following the Merger Date, Tender Offer Date, Announcement Date or Early Termination Date, as applicable:

Share Termination Alternative:
Applicable and means that Party B shall deliver to Party A the Share Termination Delivery Property on the date on which the Payment Obligation would otherwise be due pursuant to Section 12.7 or 12.9 of the Equity Definitions or Section 6(d)(ii) of the Agreement, as applicable (the “Share Termination Payment Date”), in satisfaction of the Payment Obligation.

Share Termination Delivery Property:
A number of Share Termination Delivery Units, as calculated by the Calculation Agent, equal to the Payment Obligation divided by the Share Termination Unit Price. The Calculation Agent shall adjust the Share Termination Delivery Property by replacing any fractional portion of a security therein with an amount of cash equal to the value of such fractional security based on the values used to calculate the Share Termination Unit Price.

UPPER CALL OPTION TRANSACTION

Share Termination Unit Price:
The value of property contained in one Share Termination Delivery Unit on the date such Share Termination Delivery Units are to be delivered as Share Termination Delivery Property, as determined by the Calculation Agent in its discretion by commercially reasonable means and notified by the Calculation Agent to Party B at the time of notification of the Payment Obligation.

Share Termination Delivery Unit:
In the case of a Termination Event, Event of Default or Delisting, one Share or, in the case of a Merger Event, a Tender Offer, a Nationalization or an Insolvency, a unit consisting of the number or amount of each type of property received by a holder of one Share (without consideration of any requirement to pay cash or other consideration in lieu of fractional amounts of any securities) in such Merger Event, Tender Offer, Nationalization or Insolvency. If such Merger Event, Tender Offer, Nationalization or Insolvency involves a choice of consideration to be received by holders, such holder shall be deemed to have elected to receive the maximum possible amount of cash.

Failure to Deliver:	Applicable

Other applicable provisions:
If Share Termination Alternative is applicable, the provisions of Sections 9.8, 9.9, 9.10, 9.11 (except that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws as a result of the fact that Seller is the issuer of the Shares) and 9.12 of the Equity Definitions will be applicable, as if “Physical Settlement” were applicable and all references to “Shares” shall be read as references to “Share Termination Delivery Units”.

(b)
Registration/Private Placement Procedures. (i) If, in the reasonable judgment of Party A or Party B, based on the advice of counsel, either (a) any securities of Party B or its affiliates comprising any Share Termination Delivery Units or (b) any Shares, in either case deliverable to Party A hereunder (any such securities or Shares, “Delivered Securities”) would not be immediately freely transferable by Party A under Rule 144 under the Securities Act without condition or restriction, then the provisions set forth in this Section 8(b) shall apply. At the election of Party B by notice to Party A within one Exchange Business Day after the relevant delivery obligation arises, but in any event at least one Exchange Business Day prior to the date on which such delivery obligation is due, either (A) all Delivered Securities, delivered by Party B to Party A shall be covered by an effective registration statement of Party B for immediate resale by Party A (such registration statement and the corresponding prospectus (the “Prospectus”) (including, without limitation, any sections describing the plan of distribution) in form and content commercially reasonably satisfactory to Party A) or (B) Party B shall deliver additional Delivered Securities so that the value of such Delivered Securities, as determined by the Calculation Agent to reflect an appropriate liquidity discount, equals the value of the number of Delivered Securities that would otherwise be deliverable if such Delivered Securities were freely tradeable (without prospectus delivery) upon receipt by Party A (such value, the “Freely Tradeable Value”); provided that Party B may not make the election described in this clause (B) if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(2) of the Securities Act for the delivery by Party B to Party A (or any affiliate designated by Party A) of the Delivered Securities or the exemption pursuant to Section 4(1) or Section 4(3) of the Securities Act for resales of the Delivered Securities by Party A (or any such affiliate of Party A). (For the avoidance of doubt, as used in this paragraph (b) only, the term “Party B” shall mean the issuer of the relevant securities, as the context shall require.)

UPPER CALL OPTION TRANSACTION
(i) If Party B makes the election described in clause (b)(i)(A) above:

(A) Party A (or an Affiliate of Party A designated by Party A) shall be afforded a reasonable opportunity to conduct a “due diligence” investigation with respect to Party B that is customary in scope for underwritten follow-on offerings of equity securities of companies of comparable size, maturity and lines of business; provided that if Party A is not reasonably satisfied with the results of the investigation described in this subclause (A) or Party B’s compliance with clause (b)(i)(A) above and subclause (ii)(B) below, then Party B shall be deemed to have made the election described in clause (b)(i)(B) above; provided, however, that Party A has given Party B reasonable notice of its determination and provided Party B with reasonable opportunity to satisfy Party A’s concerns; and

(B) Party A (or an Affiliate of Party A designated by Party A) and Party B shall enter into an agreement (a “Registration Agreement”) on commercially reasonable terms in connection with the public resale of such Delivered Securities by Party A or such Affiliate substantially similar to underwriting agreements customary for underwritten follow-on offerings of equity securities of companies of comparable size, maturity and lines of business, in form and substance commercially reasonably satisfactory to Party A or such Affiliate and Party B, which Registration Agreement shall include, without limitation, provisions substantially similar to those contained in such underwriting agreements relating to the indemnification of, and contribution in connection with the liability of, Party A and its Affiliates and Party B, shall provide for the payment by Party B of all registration expenses in connection with such resale, including all registration costs and reasonable expenses of counsel for Party A, and shall provide for the delivery of accountants’ “comfort letters” to Party A or such Affiliate with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus as are customarily requested in comfort letters covering underwritten follow-on offers of equity securities of companies of comparable size, maturity and lines of business.

(ii) If Party B makes or is deemed to make the election described in clause (b)(i)(B) above:

(A) All Delivered Securities shall be delivered to Party A (or any Affiliate of Party A designated by Party A) pursuant to the exception from the registration requirements of the Securities Act provided by Section 4(2) thereof;

(B) Party A (or an Affiliate of Party A designated by Party A) and any potential institutional purchaser of any such Delivered Securities from Party A or such Affiliate identified by Party A shall be afforded a commercially reasonable opportunity to conduct a due diligence investigation in compliance with applicable law with respect to Party B customary in scope for private placements of equity securities of companies of comparable size, maturity and lines of business (including, without limitation, the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them);

(C) Party A (or an Affiliate of Party A designated by Party A) and Party B shall enter into an agreement (a “Private Placement Agreement”) on commercially reasonable terms in connection with the private placement of such Delivered Securities by Party B to Party A or such Affiliate and the private resale of such shares by Party A or such Affiliate, substantially similar to private placement purchase agreements customary for private placements of equity securities of companies of comparable size, maturity and lines of business, in form and substance commercially reasonably satisfactory to Party A and Party B, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating to the indemnification of, and contribution in connection with the liability of, Party A and its Affiliates and Party B, shall provide for the payment by Party B of all expenses in connection with such resale, including all fees and expenses of counsel for Party A, shall contain representations, warranties and agreements of Party B reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales, and shall use commercially reasonable efforts to provide for the delivery of accountants’ “comfort letters” to Party A or such Affiliate with respect to the financial statements and certain financial information contained in or incorporated by reference into the offering memorandum prepared for the resale of such Shares as are customarily requested in comfort letters covering private placements of equity securities of companies of comparable size, maturity and lines of business;

UPPER CALL OPTION TRANSACTION

(D) Party B agrees that any Delivered Securities so delivered to Party A, (i) may be transferred by and among Party A and its Affiliates, and Party B shall effect such transfer without any further action by Party A and (ii) after the minimum “holding period” under Rule 144(k) under the Securities Act has elapsed with respect to such Delivered Securities, Party B shall promptly remove, or cause the transfer agent for such Delivered Securities to remove, any legends referring to any such restrictions or requirements from such Delivered Securities upon delivery by Party A (or such Affiliate of Party A) to Party B or such transfer agent of seller’s and broker’s representation letters customarily delivered by Party A in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Party A (or such affiliate of Party A); and

(E) Party B and Party A shall not take, or cause to be taken, any action that would make unavailable either the exemption pursuant to Section 4(2) of the Securities Act for the delivery by Party B to Party A (or any affiliate designated by Party A) of the Delivered Securities or the exemption pursuant to Section 4(1) or Section 4(3) of the Securities Act for resales of the Delivered Securities by Party A (or any such affiliate of Party A).

(c)
Make-whole. If (x) Party B elects to deliver Share Termination Delivery Units pursuant to Section 8(a) hereof or (y) Party B makes the election described in clause (b)(i)(B) of Section 8(b) hereof, then in either case Party A or its affiliate may sell such Shares or Share Termination Delivery Units, as the case may be, during a period (the “Resale Period”) commencing on the Exchange Business Day following delivery of such Shares or Share Termination Delivery Units, as the case may be, and ending on the Exchange Business Day on which Party A completes the sale of all such Shares or Share Termination Delivery Units, as the case may be, or a sufficient number of Shares or Share Termination Delivery Units, as the case may be, so that the realized net proceeds of such sales exceed the amount of the Payment Obligation (in the case of clause (x), or in the case that both clause (x) and clause (y) apply) or the Freely Tradeable Value (in the case that only clause (y) applies)(such amount of the Payment Obligation or Freely Tradeable Value, as the case may be, the “Required Proceeds”). If any of such delivered Shares or Share Termination Delivery Units remain after such realized net proceeds exceed the Required Proceeds, Party A shall return such remaining Shares or Share Termination Delivery Units to Party B. If the Required Proceeds exceed the realized net proceeds from such resale, Party B shall transfer to Party A by the open of the regular trading session on the Exchange on the Exchange Trading Day immediately following the last day of the Resale Period the amount of such excess (the “Additional Amount”) in cash or in a number of additional Shares (“Make-whole Shares”) in an amount that, based on the Relevant Price on the last day of the Resale Period (as if such day was the “Valuation Date” for purposes of computing such Relevant Price), has a dollar value equal to the Additional Amount. The Resale Period shall continue to enable the sale of the Make-whole Shares in the manner contemplated by this Section 8(c). This provision shall be applied successively until the Additional Amount is equal to zero, subject to Section 8(g).

(d)
Repurchase Notices. Party B shall, on any day on which Party B effects any repurchase of Shares, use its best efforts to promptly give Party A a written notice of such repurchase (a “Repurchase Notice”) on such day if, following such repurchase, the Notice Percentage as determined on such day is (i) greater than 8.9% and (ii) greater by 0.5% than the Notice Percentage included in the immediately preceding Repurchase Notice (or, in the case of the first such Repurchase Notice, greater than the Notice Percentage as of the date hereof). The “Notice Percentage” as of any day is the fraction, expressed as a percentage, the numerator of which is the Number of Shares and the denominator of which is the number of Shares outstanding on such day.

UPPER CALL OPTION TRANSACTION

(e)
Beneficial Ownership. Notwithstanding anything to the contrary in the Agreement or this Confirmation, in no event shall Party A be entitled to receive, or shall be deemed to receive, any Shares if, upon such receipt of such Shares, the “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder) of Shares by Party A or any entity that directly or indirectly controls Party A (collectively, “Party A Group”) would be equal to or greater than 9.9% or more of the outstanding Shares. If any delivery owed to Party A hereunder is not made, in whole or in part, as a result of this provision, Party B’s obligation to make such delivery shall not be extinguished and Party B shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Party A gives notice to Party B that such delivery would not result in Party A Group directly or indirectly so beneficially owning in excess of 9.9% of the outstanding Shares.

(f)
Limitations on Settlement by Party B. Notwithstanding anything herein or in the Agreement to the contrary, in no event shall Party B be required to deliver Shares in connection with the Transaction in excess of 3,456,222 Shares (the “Capped Number”) as adjusted from time to time for stock splits, combinations, stock dividend and similar transactions. Party B represents and warrants (which shall be deemed to be repeated on each day that the Transaction is outstanding) that the Capped Number is equal to or less than the number of authorized but unissued Shares of Party B that are not reserved for future issuance in connection with transactions in the Shares (other than the Transaction) on the date of the determination of the Capped Number (such Shares, the “Available Shares”). In the event Party B shall not have delivered the full number of Shares otherwise deliverable as a result of this Section 8(g) (the resulting deficit, the “Deficit Shares”), Party B shall be continually obligated to deliver, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, Shares when, and to the extent, that (i) Shares are repurchased, acquired or otherwise received by Party B or any of its subsidiaries after the Trade Date (whether or not in exchange for cash, fair value or any other consideration), (ii) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved and (iii) Party B additionally authorizes unissued Shares that are not reserved for other transactions. Party B shall immediately notify Party A of the occurrence of any of the foregoing events (including the number of Shares subject to clause (i), (ii) or (iii) and the corresponding number of Shares to be delivered) and promptly deliver such Shares thereafter. Party B shall not take any action to decrease the number of Available Shares below the Capped Number.

(g)
Right to Extend. Party A may postpone any Exercise Date or any other date of valuation or delivery with respect to some or all of the relevant Options (in which event the Calculation Agent shall make appropriate adjustments to the Number of Shares to be Delivered with respect to one or more Components) for up to an aggregate number of thirty (30) Exchange Business Days, if Party A determines, in its reasonable discretion, that such extension is reasonably necessary or appropriate to preserve Party A’s hedging or hedge unwind activity hereunder in light of existing liquidity conditions or to enable Party A to effect purchases of Shares in connection with its hedging, hedge unwind or settlement activity hereunder in a manner that would, if Party A were Party B or an affiliated purchaser of Party B, be in compliance with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to Party A.

(h)
Equity Rights. Party B intends that all documentation with respect to this Transaction is intended to qualify this Transaction as an equity instrument for purposes of SFAS 150 and EITF 00-19. Party A acknowledges and agrees that this Confirmation is not intended to convey to it rights with respect to the Transaction that are senior to the claims of common stockholders in the event of Party B’s bankruptcy. For the avoidance of doubt, the parties agree that the preceding sentence shall not apply at any time other than during Party B’s bankruptcy to any claim arising as a result of a breach by Party B of any of its obligations under this Confirmation or the Agreement. For the avoidance of doubt, the parties acknowledge that this Confirmation is not secured by any collateral that would otherwise secure the obligations of Party B hereinunder or pursuant to any other agreement.

UPPER CALL OPTION TRANSACTION

(i)
Transfer and Assignment. Party B may not transfer or assign its rights and obligations hereunder and under the Agreement without the prior written consent of Party A. Party A may transfer or assign its rights and obligations hereunder and under the Agreement, in whole or in part, at any time without the consent of Party B, subject to the restrictions set forth in the legend appearing at the top of this Confirmation.

(j)
Disclosure. Effective from the date of commencement of discussions concerning the Transaction, Party B and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to Party B relating to such tax treatment and tax structure.

(k)
Designation by Party A. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Party A to purchase, sell, receive or deliver any Shares or other securities to or from Party B, Party A may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Party A’s obligations in respect of the Transaction and any such designee may assume such obligations. Party A shall be discharged of its obligations to Party B to the extent of any such performance.

(l)
Additional Termination Event. If Party A reasonably determines that it is advisable to terminate a portion of the Transaction so that Party A’s hedging activities related to the Transaction will comply with applicable securities laws, rules or regulations, an Additional Termination Event shall occur in respect of which (1) Party B shall be the sole Affected Party and (2) the Transaction shall be the sole Affected Transaction.

(m)	Opinion. Party B shall deliver to Party A an opinion of counsel, dated as of the Trade Date and reasonably acceptable to Party A in form and substance covering the matters specified in Annex I hereto.

(n)
Waiver of Trial by Jury.  EACH OF PARTY B AND PARTY A HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF PARTY A OR ITS AFFILIATES OR PARTY B OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(o)
Governing Law. THE AGREEMENT AND THIS CONFIRMATION AND ANY OTHER MATTERS ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF PARTY A OR ITS AFFILIATES OR PARTY B OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.

UPPER CALL OPTION TRANSACTION

Party B hereby agrees (a) to check this Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Party A) correctly sets forth the terms of the agreement between Party A and Party B with respect to the Transaction, by manually signing this Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, CA 94111, Facsimile (415) 403-6525.

UPPER CALL OPTION TRANSACTION

Please confirm that the foregoing correctly sets forth the terms of your agreement by signing and returning this Confirmation.

Very truly yours,

CAPITAL VENTURES INTERNATIONAL
BY: HEIGHTS CAPITAL MANAGEMENT, INC,
Its Authorized Agent
(Party A)

By:	/s/ Martin Kobinger
Name: Martin Kobinger
Title: Investment Manager

Agreed and Accepted By:

TXCO RESOURCES INC.
(Party B)

By:	/s/ James E. Sigmon
James E. Sigmon
President

UPPER CALL OPTION TRANSACTION

Annex A

For each Component of the Transaction, the Number of Options and Expiration Date are set forth below.

Component Number	Number of Options	Component Expiration Date

1	384,025	August 28, 2013

2	384,025	February 28, 2014

3	384,025	August 28, 2014

UPPER CALL OPTION TRANSACTION

ANNEX I

Matters to be covered in Opinion of Counsel to Party B

1. Party B is validly existing as a corporation in good standing under the laws of the State of Delaware.

2. Party B has the requisite corporate power and authority to enter into the Transaction (for purposes of this Annex 1, the “Agreement”) and to carry out the Transactions contemplated thereby.

3. The execution and delivery by Party B of the Transaction, and the performance by Party B of its obligations under the Transaction, have been duly authorized by all necessary corporate action on the part of Party B.

4. The Transaction has been duly authorized, executed and delivered by Party B.

5. No consent, approval or authorization of, or registration, filing or declaration with, any governmental or public body or authority is required in connection with the execution, delivery or performance by Party B of the Transaction.

6. The execution, delivery and performance by Party B of the Transaction and compliance by Party B with the terms and provisions thereof will not, whether with or without the giving of notice or lapse of time or both, result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any material indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which Party B or any subsidiary is bound or by which Party B or any subsidiary or any of their respective properties may be bound or affected, or (B) any Delaware or federal law, statute, rule, regulation or order or any judgment, order, writ or decree of any governmental agency or body or any court having jurisdiction over Party B or any of its properties.

7. Neither Party B nor any subsidiary is an “investment company” or a company “controlled” by an “investment company”, in each case within the meanings ascribed to such terms in the Investment Company Act of 1940, as amended, nor is Party B or any subsidiary subject to regulation under said Act.